Exhibit 4.1

                 [COPY OF HORIZON TELCOM, INC., CORPORATE LOGO]

                             INCORPORATED UNDER THE
                                   LAWS OF THE
                                  STATE OF OHIO

B - ___
NUMBER                                                               _____SHARES

     This Certifies that

     is the holder of ____ shares of Class B non-voting common stock, fully paid and non-assessable transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.


          In Witness Whereof, the Company has caused this certificate to be signed and sealed by its duly authorized officers.



/s/  Jack E. Thompson                     /s/  Thomas McKell
----------------------------------        --------------------------------------
SECRETARY AND TREASURER                   PRESIDENT

Horizon Telcom, Inc. will mail to the holder of this certificate, without charge, within five (5) days after receipt of written request therefor, a copy of the express terms of the shares and any series thereof which the corporation may be authorized to issue and a copy of any restriction on the right to transfer shares and any reservation of lien on shares which shall be contained in the articles or regulations of the corporation, or in any instrument in writing to which the corporation is a party.

Certificate for ____ shares of the CLASS B NON-VOTING COMMON STOCK of Horizon Telcom, Inc. Issued to ____________ dated __________

For Value Received, _____________________ hereby sell, assign and transfer unto ______________________________________________ Shares of the Common Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________                          20________
       In presence of


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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